Exhibit 10.3

LIMITED WAIVER AND

SIXTEENTH AMENDMENT TO CREDIT AGREEMENT

THIS LIMITED WAIVER AND SIXTEENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of July     , 2011, by and among Dialogic Corporation, a British Columbia corporation (“Borrower”), Dialogic Inc., a Delaware corporation formerly known as Veraz Networks, Inc. (“Parent”), Wells Fargo Foothill Canada ULC, an unlimited corporation existing under the laws of Alberta, as administrative agent for the Lenders (“Administrative Agent”), and the financial institutions named as lenders on the signature pages hereto (the “Lenders”).

WHEREAS, Borrower, Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of March 5, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, an Event of Default exists under Section 7.8 of the Credit Agreement as a result of the occurrence of an “Event of Default” under the Term Loan Credit Agreement due to the failure of Parent to achieve Liquidity (as defined in the Term Loan Credit Agreement) of at least the required amount set forth in the Term Loan Credit Agreement for the Fiscal Quarter ended on or about March 31, 2011 (the “Q1 Event of Default”);

WHEREAS, Borrower has advised the Administrative Agent that it expects to fail to achieve Liquidity (as defined in the Term Loan Credit Agreement) of at least the required amount set forth in the Term Loan Credit Agreement for the Fiscal Quarter ended on or about June 30, 2011 and, as a result, expects an Event of Default to exist under Section 7.8 of the Credit Agreement due to such “Event of Default” under the Term Loan Credit Agreement (the “Q2 Event of Default” and, together with the Q1 Event of Default, the “Covered Events of Default”; provided that it is agreed and understood that the Q2 Event of Default shall only constitute a Covered Event of Default so long as the unrestricted cash on hand of Borrower and each Guarantor is at least $14,000,000 in the aggregate as of the last day of the Fiscal Quarter ended on or about June 30, 2011).

WHEREAS, Borrower and Parent have requested that Administrative Agent and Lenders provide the limited waiver as set forth more specifically herein; and

WHEREAS, Borrower, Parent, Administrative Agent and Required Lenders have agreed to amend the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

2. Limited Waiver.

(a) Subject to the satisfaction of the conditions set forth in Section 4 below and in reliance on the representations and warranties set forth in Section 5 below, Agent and Lenders agree to not accelerate the Maturity Date of any Loans during the Limited Waiver

Period. “Limited Waiver Period” means the period commencing on the date hereof and ending on the date which is the earliest of (i) January 15, 2012; (ii) the occurrence or existence of any Event of Default other than the Covered Events of Default or (iii) the occurrence of any Termination Event. “Termination Event” means the initiation of any action by Parent, Borrower or any Subsidiary to invalidate or limit the enforceability of the release set forth in Section 6 herein.

(b) Each of the parties hereto acknowledges and agrees that other than as expressly set forth in this Section 2, nothing contained in this Amendment shall be deemed to constitute or shall be construed as (i) a waiver of any Event of Default that may exist, including without limitation the Covered Events of Default, (ii) a waiver or release of any of Administrative Agent’s or Lenders’ rights or remedies against Parent, Borrower or any other party to the Credit Agreement, the other Loan Documents or pursuant to applicable law or (iii) a course of dealing obligating Administrative Agent or any Lender to provide any accommodations, financial or otherwise, to Borrower at any time. Administrative Agent and Lenders hereby expressly reserve and preserve all of their rights and remedies under the Credit Agreement and the other Loan Documents (other than the right to accelerate the Maturity Date of the Loans during the Limited Waiver Period) and further expressly reserve and preserve all of their rights and remedies under applicable law.

3. Amendments. Subject to the satisfaction of the conditions set forth in Section 4 below and in reliance on the representations and warranties set forth in Section 5 below, the Credit Agreement is hereby amended as follows:

(a) Section 5.23 of the Credit Agreement is hereby amended and restated as follows:

5.23 [Intentionally Omitted]

(b) Clause (c) of the defined term “Borrowing Base” on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:

(c) the sum of (i) the Bank Product Reserve, (ii) the Rent Reserve, (iii) the Irish Reserve, (iv) an availability block in the amount of $1,000,000, and (v) the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).

4. Conditions to Effectiveness of Amendment. This Amendment shall become effective upon the satisfaction of the following conditions (each in form and substance satisfactory to Administrative Agent):

(a) each party hereto shall have executed and delivered this Amendment to Administrative Agent;

(b) Administrative Agent shall have received the amendment fee referred to in Section 7(b) hereof;

(c) Administrative Agent shall have received fully executed copies of the Consent and Reaffirmation attached hereto; and

(d) no Default or Event of Default (other than the Covered Events of Default) shall have occurred and be continuing.

5. Representations and Warranties. In order to induce Administrative Agent and the Lenders to enter into this Amendment, Borrower hereby represents and warrants to Administrative Agent and the Lenders:

(a) all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date of this Amendment, in each case as if made on and as of such date, except (i) to the extent such representations and warranties expressly refer to an earlier date (in which case such representations and warranties were true and correct in all material respects (unless otherwise qualified by materiality, Material Adverse Changes or a dollar threshold, in which case they shall be true in all respects) on and as of such earlier date, (ii) to the extent that any Schedule relating to any such representation and warranty was not required to be updated pursuant to the terms of the Credit Agreement (it being understood that the Agent has not requested any such update), (iii) to the extent such representations or warranties are not true and correct solely as a result of the Covered Events of Default, and (iv) that the existence of the Covered Events of Default shall not, in and of itself, be deemed to be a “Material Adverse Change” for purposes of Section 4.11 of the Credit Agreement;

(b) no Default or Event of Default (other than the Covered Events of Default) has occurred and is continuing; and

(c) this Amendment constitutes a legal, valid and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms.

6. Release.

(a) In consideration of the agreements of Administrative Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Parent and each Subsidiary of Parent, on behalf of itself, its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent, Lenders, Wells Fargo, Wells Fargo Capital Finance, LLC and Wells Fargo Capital Finance, Inc. and their successors and assigns, and their present and former shareholders, predecessors, directors, officers, attorneys, employees, agents and other representatives and their affiliates, subsidiaries and divisions engaged in the provision of financial services to Borrower and any of its subsidiaries (Administrative Agent, each Lender, Wells Fargo, Wells Fargo Capital Finance, LLC and Wells Fargo Capital Finance, Inc. and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Parent or such Subsidiary or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the

Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which has arisen at any time on or prior to the date of this Amendment for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each of Parent and each Subsidiary of Parent understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each of Parent and each Subsidiary of Parent agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

7. Miscellaneous.

(a) Expenses. Each of Parent and each Subsidiary of Parent agrees to pay on demand all costs and expenses of Administrative Agent (including the reasonable fees and expenses of outside counsel for Administrative Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

(b) Amendment Fee. Borrower hereby agrees to pay to Administrative Agent an amendment fee in connection with this Amendment in the amount of $25,000, which fee shall be fully earned and payable on the date hereof. Such amendment fee shall be non-refundable when paid.

(c) Governing Law. This Amendment shall be a contract made under and governed by the laws of the province of Ontario, Canada.

(d) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

DIALOGIC CORPORATION, a British Columbia corporation

By

Name:
Title:

DIALOGIC, INC., a Delaware corporation formerly known as Veraz Networks, Inc.

By

Name:
Title:

WELLS FARGO FOOTHILL CANADA ULC, as Administrative Agent and as a Lender

By

Title

Signature Page to Limited Waiver and Sixteenth Amendment to Credit Agreement

CONSENT AND REAFFIRMATION

Dialogic (US) Inc., formerly known as Dialogic Inc. (“Dialogic US”), Cantata Technology, Inc. (“Cantata”) and Dialogic Distribution Limited (“Dialogic Ireland”; Dialogic US, Cantata and Dialogic Ireland are each, individually, a “Guarantor” and, collectively, the “Guarantors”) each hereby (i) acknowledges receipt of a copy of the foregoing Limited Waiver and Sixteenth Amendment to Credit Agreement (the “Amendment”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Credit Agreement dated as of March 5, 2008 (as amended through the date hereof) by and among Dialogic Inc., formerly known as Veraz Networks, Inc., Dialogic Corporation, Wells Fargo Foothill Canada ULC, as administrative agent for the Lenders (in such capacity, “Administrative Agent”), and the lenders from time to time party thereto (the “Lenders”)), (ii) consents to Borrower’s execution and delivery of the Amendment; (iii) agrees to be bound by the Amendment (including without limitation, Sections 6 and 7(a) thereof); (iv) affirms that nothing contained in the Amendment shall modify in any respect whatsoever any Loan Document to which it is a party except as expressly set forth therein; and (v) reaffirms its obligations under each of the other Loan Documents to which it is a party (collectively, the “Reaffirmed Loan Documents”). Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that neither Administrative Agent nor the Lenders have any obligation to inform any Guarantor of such matters in the future or to seek any Guarantor’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.

The undersigned further agree that after giving effect to the Amendment, each Reaffirmed Loan Document shall remain in full force and effect.

IN WITNESS WHEREOF, each Guarantor has executed this Consent and Reaffirmation on and as of the date of the Amendment.

DIALOGIC (US) INC.,
a Delaware corporation formerly known as Dialogic Inc.

By:

Name:

Title:

CANTATA TECHNOLOGY, INC., a Massachusetts corporation

By:

Name:

Title:

DIALOGIC DISTRIBUTION LIMITED (a company organized under the laws of Ireland)

By:

Name:

Title:

SIGNED SEALED AND DELIVERED AS A DEED

By
the attorney for and on behalf of DIALOGIC DISTRIBUTION LIMITED in the presence of:

Witness:

Print Name:

Print Address:

Consent and Reaffirmation to Limited Waiver and Sixteenth Amendment to Credit Agreement